Exhibit 10.1
Amendment No. 5
to
Clinical and Commercial Supply Agreement
Viral Vector Product
This Amendment No. 5 to the Clinical and Commercial Supply Agreement-Viral Vector Product (the “Amendment”) is made effective as of the date of last signature below, (“Amendment Effective Date”) by and between bluebird bio (Switzerland) GmbH (“Company”), and SAFC Carlsbad, Inc., (“SAFC”). Company and SAFC may hereinafter be referred to as a Party or as the Parties. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.
WHEREAS, Company and SAFC are parties to that certain Clinical and Commercial Supply Agreement-Viral Vector Product, as amended, dated November 27, 2017, and having an Effective Date of January 1, 2018 (the “Agreement”);

WHEREAS, the Parties wish to amend and correct Amendment #4 dated 30 March 2022.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    The following WHEREAS clause is hereby added to Amendment#4 as the third WHEREAS clause as follows:

“WHEREAS, the Parties agree that the commercial model provided for in the Agreement, known as the “Batch Model”, shall expire on the Amendment Effective Date and shall be modified and replaced in its entirety, unless otherwise specifically stated otherwise, by a mutually agreed upon commercial model known as the “Capacity Reservation Model” as outlined in Task Order #52 as of the Amendment Effective Date until expiration of the Term.

2.    This Amendment, together with the Agreement, constitutes the final, complete and exclusive agreement between the Parties pertaining to its subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the parties with respect thereto.

3.    This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means (e.g., via PDF) shall be effective delivery of a manually executed counterpart of this Amendment.

4.    Except as provided herein, all terms and conditions of the Agreement shall remain the same and are in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have each caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date above.

SAFC CARLSBAD, INC.		bluebird bio (Switzerland) GmbH

By:	/s/ Lisa Freeman-Cook 10-Aug-2022	By:	/s/ Jason Cole 10-Aug-2022
Name:	Lisa Freeman-Cook	Name:	Jason Cole
Title:	Interim Site Head	Title:	Director